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                                                                    Exhibit 99.1

                                               From:

[KROGER LOGO]                                       Corporate Affairs Department
    NEWS                                            The Kroger Co.
                                                    1014 Vine Street
                                                    Cincinnati, Ohio 45202-1100
================================================================================
Media Contact:                        Gary Rhodes, The Kroger Co. (513) 762-1304
Investor Contact:                     Kathy Kelly, The Kroger Co. (513) 762-4969


              KROGER REPORTS RECORD EARNINGS, BEFORE MERGER COSTS,
                            FOR THIRD QUARTER OF 1999

                    RESULTS KEYED BY MERCHANDISING PROGRAMS,
            PRIVATE-LABEL PRODUCTS AND SYNERGY SAVINGS; SEPARATELY,
               ROBERT MILLER RESIGNS FROM KROGER TO JOIN RITE AID

         CINCINNATI, OH, December 6, 1999 -- The Kroger Co. (NYSE: KR) today reported record earnings of $0.24 per diluted share, excluding costs related to mergers, for the third quarter ended November 6, 1999.

         These results represent an increase of approximately 33% over estimated combined earnings of $0.18 per diluted share, before an extraordinary item, for the third quarter of 1998. The prior-year estimate includes the actual results of Fred Meyer before merger costs and an estimate of Kroger's pre-merger results to reflect the change to a new fiscal calendar last January.

         Including merger-related costs of $93 million pre-tax, Kroger earned $0.15 per diluted share in the third quarter of 1999.

         After adjusting for the change in Kroger's fiscal calendar and excluding sales from divested stores, total sales for the third quarter of 1999 increased 6.6% to $10.3 billion. Identical food store sales grew 1.6%. Comparable food store sales, which include relocations and expansions, rose 2.5% for the quarter. Identical and comparable sales include divisions with stores that changed names during the past year. Excluding the Fry's division, which has converted 35 former Smith's stores to the Fry's banner, identical food store sales grew 1.9% and comparable food store sales rose 2.8%.


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         EBITDA (earnings before interest, taxes, depreciation, amortization,
LIFO and unusual items) for the third quarter of 1999 totaled $696 million, an increase of approximately 12.4% over estimated results from the previous year.

         "We are very pleased with our sales and earnings performance in the third quarter of 1999," said Joseph A. Pichler, Kroger chairman and chief executive officer. "Our merchandising programs continued to generate positive results, including the introduction of more than 325 new private-label products. Our manufacturing operations also turned in another outstanding performance."

         During the third quarter of 1999, Kroger opened, expanded, relocated or acquired 104 stores. Overall square footage, excluding divested stores, increased 5.9% over the prior year. Capital expenditures for the quarter totaled $625 million. Net total debt increased by $247 million to $8.7 billion from a year ago, largely as a result of the Company's decision to build inventory in anticipation of a strong holiday selling season. Net total debt also was affected by the change in Kroger's fiscal calendar.

         For the first three quarters of 1999, Kroger reported earnings of $0.74 per diluted share, before an extraordinary item and excluding merger costs. On that basis, these results represent an increase of approximately 25% over estimated combined earnings of $0.59 per diluted share for the first three quarters of 1998. The prior-year estimate includes the actual results of Fred Meyer before merger costs and an estimate of Kroger's pre-merger results, excluding one-time expenses, to reflect the change to a new fiscal calendar. The 1999 figures also include a full 40 weeks of results from Ralphs, which was acquired by Fred Meyer on March 10, 1998, thus contributing only 35 weeks of results during the 1998 period.

         Adjusting for these changes, and excluding sales from divested stores, total sales in the first three quarters of 1999 increased approximately 5.7%. EBITDA totaled $2.3 billion for the first three quarters of 1999.

         Mr. Pichler said the integration of the Kroger and Fred Meyer organizations is moving forward smoothly. "We are delighted with the progress we have made in combining these two organizations. By consolidating suppliers



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and centralizing our purchasing, we have been able to leverage our size to obtain better costs for a wide variety of items, including produce, holiday candy, grocery bags and plastic pharmacy vials, just to name a few. In addition, our new three-tier, private-label strategy has led to the introduction of hundreds of new products that will help strengthen our regional store brands across the country."

         Looking ahead, Mr. Pichler said the Company remains comfortable with achieving the projected $155 million in combined synergy savings for the 1999 fiscal year from the Kroger-Fred Meyer merger and from Fred Meyer's previous mergers. He also said the Company expects combined synergy savings to total $260 million in fiscal 2000, $345 million in fiscal 2001 and $380 million in fiscal 2002.

         During the third quarter, the Company announced plans to purchase 74 Winn-Dixie stores in Texas and Oklahoma, subject to Federal Trade Commission review. Kroger also added the Jay C Stores chain in southern Indiana and has converted 38 stores in northern California that were acquired from Albertson's, Inc. In addition, the Company last week announced plans to merge with Pay Less Super Markets Inc., a privately owned chain of eight grocery stores in Indiana.

         For the fiscal fourth quarter, which ends January 29, 2000, Kroger estimates earnings per share to be in the range of $0.37 to $0.40, excluding merger-related costs. Mr. Pichler said the Company remains comfortable with achieving previously announced annual earnings per share growth of 16%-18% beginning in fiscal 2000.

         Separately, Kroger announced that Robert G. Miller, vice chairman and chief operating officer, resigned from the Company, effective December 3, 1999. Mr. Miller has accepted an offer to join Rite Aid Corp. (NYSE, PSE: RAD). In addition, Kroger announced that Kenneth A. Thrasher has been appointed president and chief executive officer of Fred Meyer Stores, Inc. Mr. Thrasher, who previously served as a senior vice president of The Kroger Co., has held a variety of management positions with Fred Meyer, Inc. since joining the company in 1982. He replaces Mary F. Sammons, who also has resigned to join Rite Aid.


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         Mr. Pichler said, "Kroger has a very strong management team throughout the organization that is firmly committed to building our business and achieving the synergy goals set by the Company."

         Mr. Pichler will assume the responsibilities of chief operating officer on an interim basis while the Company's board of directors considers an appropriate organizational structure.

         Headquartered in Cincinnati, Ohio, Kroger is the nation's largest retail grocery chain. The Company operates 2,268 supermarkets and multi-department stores in 31 states under more than a dozen banners, including Kroger, Fred Meyer, Ralphs, Smith's, King Soopers, Dillon, Fry's, Food 4 Less and Quality Food Centers. Kroger also operates 794 convenience stores, 383 fine jewelry stores and 42 food processing plants.

                                      # # #

         This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management's assumptions and beliefs in light of the information currently available to it. We assume no obligation to update the information contained herein. These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially from such statements including, but not limited to, material adverse changes in the business or financial condition of Kroger and other factors affecting the businesses of the Company which are described in filings with the Securities and Exchange Commission.

         Certain 1998 information included in this release has been estimated in order to present the 1998 information as if the decision to change Kroger's fiscal year had been made at the beginning of 1998. The 1998 information included in the Company's Forms 10-Q filed with the SEC during 1999 will be for different periods than those in the newly adopted fiscal year and may not agree with certain 1998 estimated information included in this release.


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                                 THE KROGER CO.
                               SALES AND EARNINGS
                           WITHOUT ONE-TIME EXPENSES
                    (in millions, except per share amounts)


                                         3rd Quarter                   3 Quarters
                                     --------------------          -------------------
                                      1999        1998(3)           1999       1998(4)
                                     -------      -------          -------     -------
Sales                                $10,329      $11,501          $34,111     $31,877
                                     =======      =======          =======     =======

EBITDA (1)                           $   696      $   691          $ 2,280     $ 1,984

LIFO                                 $    (6)     $     9          $     6     $    28

Interest                             $   148      $   170          $   495     $   489

Depreciation                         $   198      $   200          $   647     $   580

Amortization                         $    23      $    23          $    76     $    66
                                     -------      -------          -------     -------

Pre-tax earnings earnings
before extraordinary item            $   333      $   289          $ 1,056     $   821

Tax expense                          $   131      $   119          $   421     $   336
                                     -------      -------          -------     -------

Earnings before extraordinary item   $   202      $   170          $   635     $   485

Extraordinary item (2)               $     -      $    (6)         $   (10)    $  (229)
                                     -------      -------          -------     -------

Net earnings                         $   202      $   164          $   625     $   256
                                     =======      =======          =======     =======

Diluted earnings per common share:

From operations                      $  0.24      $  0.20          $  0.74     $  0.57

From extra-ordinary item (2)         $     -      $ (0.01)         $ (0.01)    $ (0.27)
                                     -------      -------          -------     -------

Diluted net earnings per
common share                         $  0.24      $  0.19          $  0.73     $  0.30
                                     =======      =======          =======     =======

Number of shares used in diluted
per share calculation                    857          855              860         848


(1) EBITDA, as defined in our credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO and one-time items.

(2) From the early retirement of debt.

(3) The information for the third quarter of 1998 includes the results of operations of The Kroger Co. for the 16 weeks ended October 3, 1998, its wholly owned subsidiary, Dillon Companies Inc., for the 13 weeks ended September 26, 1998, its wholly owned subsidiary, Fred Meyer, Inc., for the 12 weeks ended November 7, 1998.

(4) The information for the first three quarters of 1998 includes the results of operations of The Kroger Co. for the 40 weeks ended October 3, 1998, Dillon Companies Inc., for the 39 weeks ended September 26, 1998, and Fred Meyer, Inc., for the 40 weeks ended November 7, 1998.


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                                 THE KROGER CO.
                               SALES AND EARNINGS
                             WITH ONE-TIME EXPENSES
                    (in millions, except per share amounts)


                                         3rd Quarter                   3 Quarters
                                     --------------------          -------------------
                                      1999        1998(3)           1999       1998(4)
                                     -------      -------          -------     -------
Sales                                $10,329      $11,501          $34,111     $31,877
                                     =======      =======          =======     =======

EBITDA (1)                           $   696      $   691          $ 2,280     $ 1,984

LIFO                                 $    (6)     $     9          $     6     $    28

Interest                             $   148      $   170          $   495     $   489

Depreciation                         $   198      $   200          $   647     $   580

Amortization                         $    23      $    23          $    76     $    66

One-time Items (5)                   $    93      $    34          $   363     $   388
                                     -------      -------          -------     -------

Pre-tax earnings earnings
before extraordinary item            $   240      $   255          $   693     $   433

Tax expense                          $   111      $   105          $   301     $   201
                                     -------      -------          -------     -------

Earnings before extraordinary item   $   129      $   150          $   392     $   232

Extraordinary item (2)               $     -      $    (6)         $   (10)    $  (229)
                                     -------      -------          -------     -------

Net earnings                         $   129      $   144          $   382     $     3
                                     =======      =======          =======     =======

Diluted earnings per common share:

From operations                      $  0.15      $  0.18          $  0.46     $  0.27

From extra-ordinary item (2)         $     -      $ (0.01)         $ (0.01)    $ (0.27)
                                     -------      -------          -------     -------

Diluted net earnings per
common share                         $  0.15      $  0.17          $  0.45     $     -
                                     =======      =======          =======     =======

Number of shares used in diluted
per share calculation                    857          855              860         848


(1) EBITDA, as defined in our credit agreements, represents earnings before interest, taxes, depreciation, amortization, LIFO and one-time items.

(2) From the early retirement of debt.

(3) The information for the third quarter of 1998 includes the results of operations of The Kroger Co. for the 16 weeks ended October 3, 1998, its wholly owned subsidiary, Dillon Companies Inc., for the 13 weeks ended September 26, 1998, its wholly owned subsidiary, Fred Meyer, Inc., for the 12 weeks ended November 7, 1998.

(4) The information for the first three quarters of 1998 includes the results of operations of The Kroger Co. for the 40 weeks ended October 3, 1998, Dillon Companies Inc., for the 39 weeks ended September 26, 1998, and Fred Meyer, Inc., for the 40 weeks ended November 7, 1998.

(5) The one-time items in 1999 are costs related to mergers. The one-time items in the third quarter of 1998 are costs related to mergers. The one-time items in the first three quarters of 1998 are costs related to mergers ($246 million), logistics initiatives ($41 million), accounting and operations consolidations in Texas ($11 million), and charges related to an accounting change ($90 million).